Exhibit 99.1

Stanley Black & Decker Completes Sale of Consolidated Aerospace Manufacturing Business to Howmet Aerospace

Transaction Increases Financial Flexibility to Pursue More Dynamic Capital Allocation Strategy for Shareholder Value Creation

New Britain, Connecticut, April 6, 2026… Stanley Black & Decker (NYSE: SWK) today announced that it has completed the previously announced sale of its Consolidated Aerospace Manufacturing (“CAM”) business to Howmet Aerospace for approximately $1.8 billion in cash. Stanley Black & Decker expects to utilize the net proceeds from the transaction of approximately $1.57 billion (net of taxes and fees) to reduce debt.

Chris Nelson, Stanley Black & Decker’s President & CEO, commented, “The successful sale of CAM further focuses our portfolio on our core businesses. The proceeds from this transaction are expected to significantly reduce our debt, positioning us to achieve our target leverage ratio of at or around 2.5 times net debt to adjusted EBITDA by year end, and enabling additional capital allocation opportunities. We remain committed to disciplined capital allocation and accelerating value creation for our shareholders.”

“We would also like to recognize the CAM team for their dedication and outstanding contributions, which have been instrumental to our business success. As they now embark on their next chapter with Howmet Aerospace, we are confident they will continue to set new standards of excellence and continue to drive meaningful impact.”

About Stanley Black & Decker

Founded in 1843 and headquartered in the USA, Stanley Black & Decker (NYSE: SWK) is a worldwide leader in Tools and Outdoor, operating manufacturing facilities globally. The Company’s approximately 43,500 employees produce innovative end-user inspired power tools, hand tools, storage, digital jobsite solutions, outdoor and lifestyle products, and engineered fasteners to support the world’s builders, tradespeople and DIYers. The Company’s world class portfolio of trusted brands includes DEWALT®, CRAFTSMAN®, STANLEY®, BLACK+DECKER®, and Cub Cadet®. To learn more visit: www.stanleyblackanddecker.com or follow Stanley Black & Decker on Facebook, Instagram, LinkedIn and X.

Investor Contacts

Michael Wherley	Christina Francis
Vice President, Investor Relations	Senior Director, Investor Relations
michael.wherley@sbdinc.com	christina.francis@sbdinc.com
(860) 827-3833	(860) 438-3470

Media Contact

Debora Raymond

Vice President, Public Relations

debora.raymond@sbdinc.com

(203) 640-8054

Cautionary Note Regarding Forward-Looking Statements

Stanley Black & Decker makes forward-looking statements in this press release which represent its expectations or beliefs about future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. In addition, any statements that refer to expectations, projections, proceeds or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements made in this press release, include, but are not limited to, statements concerning: the Company’s ability to maximize value to shareholders through active portfolio management and capital allocation; the impact of the transaction to fund debt reduction and achieve target leverage ratios within the time period estimated; the Company’s capital allocation strategy; and taxes.

You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other known and unknown factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements, including, but not limited to, the failure to realize the expected benefits of the Company’s value creation, reduce debt, achieve leverage ratio goals or undertake capital allocation strategies.

Forward-looking statements made herein are also subject to risks and uncertainties, described in Stanley Black & Decker’s 2025 Annual Report on Form 10-K and other filings Stanley Black & Decker makes with the Securities and Exchange Commission. In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements. Stanley Black & Decker makes no commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement.